Exhibit 99.8
2011 ANNUAL MEETING FINAL CERTIFIED VOTE TABULATION
June 7, 2011

Eligible Class A Votes:	48,686,759	Class A Vote Total:	32,528,305	%:	66.81%

Eligible Class B Votes:	1,001,714	Class B Vote Total:	1,001,714	%:	100%

Total Class A & Class B:	49,686,473	/	33,530,019	/	67%

PROPOSAL NO. 1
THE ELECTION OF CLASS A MEMBERS OF THE BOARD OF DIRECTORS:
Number of Class A shares outstanding as of the Record Date: 48,686,759

	IN
PROPOSAL #1	PERSON	BY PROXY	TOTAL	%

FOR:
Dr. E. Dean Gage	0	12,915,435	12,915,435	26.53
Steven F. Shelton	0	12,921,441	12,921,441	26.54
Timothy T. Timmerman	0	12,920,046	12,920,046	26.54
Dr. Robert B. Sloan, Jr.	0	12,943,837	12,943,837	26.58

WITHHELD:
Dr. E. Dean Gage	0	6,206	6,206	.01
Steven F. Shelton	0	5,625	5,625	.01
Timothy T. Timmerman	0	6,178	6,178	.01
Dr. Robert B. Sloan, Jr.	0	6,092	6,092	.01

ABSTAIN:
Dr. E. Dean Gage	0	5,746,980	5,746,980	11.80
Steven F. Shelton	0	5,741,556	5,741,556	11.79
Timothy T. Timmerman	0	5,742,397	5,742,397	11.79
Dr. Robert B. Sloan, Jr.	0	5,718,692	5,718,692	11.75

NON-VOTES:
Dr. E. Dean Gage	0	13,859,684	13,859,684	28.47
Steven F. Shelton	0	13,859,684	13,859,684	28.47
Timothy T. Timmerman	0	13,859,684	13,859,684	28.47
Dr. Robert B. Sloan, Jr.	0	13,859,684	13,859,684	28.47

TOTAL:	0	32,528,305	32,528,305	66.81

THE ELECTION OF CLASS B MEMBERS OF THE BOARD OF DIRECTORS:
Number of Class B shares outstanding as of the Record Date: 1,001,714

	IN
PROPOSAL #1	PERSON	BY PROXY	TOTAL	%

FOR:
Harold E. Riley	1,001,714	0	1,001,714	100%
Rick D. Riley	1,001,714	0	1,001,714	100%
Dottie S. Riley	1,001,714	0	1,001,714	100%
Dr. Terry S. Maness	1,001,714	0	1,001,714	100%
Grant G. Teaff	1,001,714	0	1,001,714	100%

WITHHELD:	0	0	0	0

ABSTAIN:	0	0	0	0

NON-VOTES:	0	0	0	0

TOTAL:	1,001,714	0	1,001,714	100%

PROPOSAL NO. 2
TO APPROVE A NON-BINDING ADVISORY RESOLUTION REGARDING THE
COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS AS DISCLOSED IN
THE PROXY STATEMENT:

	IN
PROPOSAL #2	PERSON	BY PROXY	TOTAL	%

FOR:	1,001,714	12,597,213	13,598,927	27.37

AGAINST:	0	27,972	27,972	.056

ABSTAIN:	0	5,973,068	5,973,068	12.02

NON-VOTES:	0	13,859,684	13,859,684	28.89

UNCAST	0	70,369	70,369	.14

TOTAL:	1,001,714	32,528,305	33,530,019	67

PROPOSAL NO. 3
TO APPROVE A NON-BINDING ADVISORY RESOLUTION REGARDING THE
FREQUENCY OF THE ADVISORY VOTE ON COMPENSATION OF THE COMPANY’S
NAMED EXECUTIVE OFFICERS

	IN
PROPOSAL #3	PERSON	BY PROXY	TOTAL	%

1 YEAR:	1,001,714	11,503,151	12,504,865	25.17

2 YEARS:	0	18,773	18,773	.037

3 YEARS:	0	1,409,925	1,409,925	2.80

ABSTAIN:	0	5,736,772	5,736,772	11.54

NON-VOTES:	0	13,859,684	13,859,684	27.89

TOTAL:	1,001,714	32,528,305	33,530,019	67

PROPOSAL NO. 4
TO RATIFY THE APPOINTMENT OF THE INDEPENDENT AUDITOR:

	IN
PROPOSAL #4	PERSON	BY PROXY	TOTAL	%

FOR:	1,001,714	26,417,556	27,419,270	55.18

AGAINST:	0	400,824	400,824	.82

ABSTAIN:	0	5,709,925	5,709,925	11.73

NON-VOTES:	0	0	0	0

TOTAL:	1,001,714	32,528,305	33,530,019	67